EXHIBIT 10.9

                             STOCK OPTION AGREEMENT

                                                              AS AMENDED THROUGH
                                                                  April 12, 2002

                                   GTSI CORP.

                      1997 NON(Y)OFFICER STOCK OPTION PLAN

1.   Establishment and Purposes of the Plan.

     GTSI Corp. hereby establishes this 1997 Non-Officer Stock Option Plan to promote the interests of the Company and its stockholders by (i) helping to attract and retain the services of certain non-officer employees of the Company who are in a position to make a material contribution to the successful operation of the Company's business; (ii) motivating such persons, by means of performance-related incentives, to continue working toward, and contributing to, the success of the Company; and (iii) fostering such persons' equity investment in, and thereby aligning their interests with the long-term growth and financial success of, the Company.

2.   Definitions.

     The following definitions shall apply throughout the Plan:

     (a) "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     (b)  "Board of Directors" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

     (d) "Common Stock" shall mean the common stock, par value $0.005 per share, of the Company.

     (e) "Company" shall mean GTSI Corp., a Delaware Corporation, and any "subsidiary" corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, or any entity in which GTSI owns at least a 35% interest.


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     (f)  "Committee" shall mean the Committee appointed by the Board of
Directors in accordance with Section 4(a) of the Plan or, if no Committee shall be appointed or in office, the Board of Directors.

     (g) "Continuous Employment" shall mean the absence of any interruption or termination of employment by the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Committee or in the case of transfers between locations of the Company.

     (h) "Employee" shall mean any employee of the Company who is not an officer or director, as defined under Rule 4461 of The Nasdaq Stock Market's National Market Rules or successor Rules, whether such employee is employed on a full-time or part-time basis. Any person designated by the Company as an independent contractor may be treated as an Employee for purposes of the Plan.

     (i) "Fair Market Value" shall mean, with respect to Shares, the fair market value per Share on the date an option is granted and, so long as the Shares are quoted on the National Market tier of The Nasdaq Stock Market, the Fair Market Value per Share shall be the closing price on The Nasdaq Stock Market as of the date of grant of the Option, as reported in The Wall Street Journal, or if there are no sales on such date, on the immediately preceding day on which there were reported sales.

     (j) "Option" shall mean a non-statutory stock option to purchase the Common Stock of the Company granted to an Optionee pursuant to the Plan. Options to be granted pursuant to the Plan are intended to be "non-statutory stock options" and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Optionee.

     (k) "Option Agreement" means a written agreement substantially in the form attached hereto as Exhibit A, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

     (l) "Optioned Stock" shall mean the Common Stock subject to an Option granted pursuant to the Plan. (l) "Optionee" shall mean any Employee who is granted an Option under the Plan.

     (m)  "Plan" shall mean this GTSI Corp. 1997 Non-Officer Stock Option Plan.


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

     (n) "Shares" shall mean shares of the Common Stock or any shares into which such Shares may be converted in accordance with Section 9 of the Plan.

3.   Shares Reserved.

     The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 300,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 9 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares reacquired by, and held in the treasury of, the Company.

     Shares subject to, but not sold or issued under, any Option terminating, expiring or canceled for any reason prior to its exercise in full, shall again become available for Options thereafter granted under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan.

4.   Administration of the Plan.

     (a) The Plan shall be administered by a Committee designated by the Board of Directors to administer the Plan and comprised of not less than two persons. In addition, each director designated by the Board of Directors to administer the Plan shall be an "outside director" as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code. Members of the Committee shall serve for such period of time as the Board of Directors may determine or until their resignation, retirement, removal or death, if sooner. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore, or fill vacancies however caused.

     (b) Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion, to: (i) grant Options; (ii) determine (if necessary), upon review of relevant information, the Fair Market Value per Share; (iii) determine the exercise price of the Options to be granted to Employees in accordance with Section 6(c) of the Plan; (iv) determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares subject to each Option; (v) prescribe, amend and rescind rules and regulations relating to the Plan subject to the limitations set forth in Section 11 of the Plan; (vi) determine the terms and provisions of each Option granted to Optionees under the Plan and each Option Agreement (which need not be identical with the terms of other Options and Option Agreements) and, with


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

the consent of the Optionee, to modify or amend an outstanding Option or Option Agreement; (vii) accelerate the exercise date of any Option; (viii) determine whether any Optionee will be required to execute a stock repurchase agreement or other agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (ix) interpret the Plan or any agreement entered into with respect to the grant or exercise of Options; (x) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; (xi) with the consent of the Optionee, cancel any Option previously granted (and the Committee may or may not substitute an option at a different price and/or different amounts and/or under different terms and conditions); and (xii) make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

     (c) All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     (d) The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the actions of a majority at a meeting, including a telephonic meeting, at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall constitute acts of the Committee.

     (e) The Company shall pay all original issue and transfer taxes with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Option shall be responsible for all payroll, withholding, income and other taxes incurred by such person in respect of the exercise of an Option or transfer of Shares.

5.   Eligibility.

     Options may be granted under the Plan only to Employees. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options; provided, however, that no Option shall be granted to any Employee if immediately after the


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grant of such Option such Employee would own stock, including stock subject to outstanding options previously granted to him or her, amounting to or exceeding 5% of the total combined voting power or value of all classes of stock of the Company.

6.   Terms and Conditions of Options.

     Options granted by the Committee pursuant to the Plan shall be evidenced by an Option Agreement providing, in addition to such other terms as the Committee may deem advisable, the following terms and conditions:

     (a) Time of Granting Options. The date of grant of an Option shall, except in the case of Non-Employee Directors, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

     (b) Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains. The maximum number of Shares which may be subject to Options granted under the Plan during any calendar year to any Optionee is 100,000 Shares. If an Option held by an Employee of the Company is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to such Employee and any replacement Option granted to such Employee shall also count against such limit.

     (c) Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Committee; provided, however, that such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

     (d) Medium and Time of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option and to be paid to satisfy any withholding tax obligation incident thereto, including the method of payment, shall be determined by the Committee and, subject to approval by the Committee, may consist entirely or in any combination of cash, check, a commitment to pay by a broker or Shares held by the Optionee or issuable upon exercise of the Option, or such other consideration and method of payment permitted under any laws to which


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the Company is subject. In the case of an Incentive Stock Option, such provision shall be determined on the date of the grant.

     (e) Term of Options. The term of an Option may be up to 10 years from the date the Optionee first becomes vested in any portion of an Option award. The term of any Option may be less than the maximum term provided for herein, as specified by the Committee upon grant of the Option and as set forth therein.

     (f) Suspension or Termination of Option. The Company's Chief Executive Officer, its General Counsel, and its Vice President for Human Resources (any such person, an "Authorized Officer") each may prescribe, at any time and from time to time (including after a notice of exercise has been properly delivered to the Company), that the right to exercise an Option may be suspended pending a reasoned, good faith determination by an Authorized Officer or the Committee on whether an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules; has made an unauthorized disclosure of any Company trade secret or confidential information; has engaged in any conduct constituting unfair competition; has induced any customer of the Company to breach a contract with the Company or any principal for whom the Company acts as agent to terminate such agency relationship; or has engaged in any other act or conduct proscribed by the Committee from time to time (any such act or conduct, individually or collectively, "Misconduct"). No Optionee shall be entitled to exercise any Option if the Authorized Officer or the Committee, as the case may be, has so determined such Optionee to have engaged in any Misconduct.

7.   Exercise of Option.

     (a) In General. Any Option granted hereunder to an Employee shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Optionee as may be determined by the Committee.

     An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

     (b) Procedure. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with


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the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and payment by the Optionee of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). Full payment may consist of such consideration and method of payment allowable under Section 6(d) of the Plan.

     (c) Decrease in Available Shares. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (d) Exercise of Stockholder Rights. Until the Option is properly exercised in accordance with the terms of this section, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 9 of the Plan.

     (e) Termination of Eligibility. If an Optionee ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Status as an Employee, such Optionee may, but only within one month following the date he or she ceases his or her Continuous Status as an Employee (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his or her Option following the date he or she ceases his or her Continuous Status as an Employee; provided, however, that the maximum period of time during which an Option shall be exercisable following the date on which an Optionee terminates his or her Continuous Status as an Employee shall not exceed an aggregate


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of six months, that the Option shall not be, or as a result of such extension become, exercisable after the expiration of the term of such Option as set forth in the Option Agreement and, notwithstanding any extension of time during which the Option may be exercised, that such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Optionee was entitled to exercise it on the date he or she ceased his or her Continuous Status as an Employee.

     (f) Death or Disability Of Optionee. If an Optionee's Continuous Status as an Employee ceases by death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the Option may be exercised within six months (or such other period of time not exceeding one year as is determined by the Committee) following the date of such Optionee's termination of employment by death or permanent and total disability (subject to any earlier termination of the Option as provided by its terms) by the Optionee in the case of permanent or total disability, or in the case of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee) only to the extent the Optionee was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that the Optionee was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (g) Expiration of Option. Notwithstanding any provision of the Plan, including but not limited to the provisions set forth in Sections 7(e) and 7(f) of the Plan, an Option may not be exercised, under any circumstances, after the expiration of its term.

     (h) Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by


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the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

     Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 (as amended), the Securities Exchange Act of 1934 (as amended), applicable state law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and may be further subject to the approval of counsel for the Company with respect to such compliance.

     (i) Withholding or Deduction for Taxes. The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Optionee any taxes required to be withheld under Federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation and other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company's withholding obligations under Federal and state law.

8.   Non-transferability of Options.

     Options granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or transfers between spouses incident to a divorce.

9.   Adjustment Upon Change in Corporate Structure.

     (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been


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authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise or purchase price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or combination or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than stock awards to Employees); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Option.

     (b) In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board of Directors shall (i) make provision for the assumption of all outstanding options by the successor corporation or (ii) declare that any Option shall terminate as of a date fixed by the Board of Directors which is at least 30 days after the notice thereof to the Optionee and shall give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable provided such exercise does not violate Section 7(e) of the Plan.

     (c) No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board of Directors, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates in such event shall be in a form and have such terms and conditions as the Board of Directors in its discretion shall prescribe.


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10.  Stockholder Approval.

     Pursuant to Section (i)(1)(A) of The Nasdaq Stock Market's National Market Rules, stockholder approval is not required of 1/3 broadly based plans or arrangements including [employees other than officers or directors]. Therefore, the Plan shall become effective upon its approval by the Company's Board of Directors.

11.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. Except as provided in Section 11(b) of the Plan, the Committee may amend or terminate the Plan at any time and from time to time, in such respects as the Committee may deem advisable.

     (b)  Effect of Amendment or Termination. Except as otherwise provided in
Section 9 of the Plan, any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

12.  Indemnification.

     No member of the Committee or of the Board of Directors shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or Employee. In addition to such other rights of indemnification they may have as members of the Board of Directors, or as members of the Committee, the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Option taken thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


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

13.  General Provisions.

     (a) Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

     (b) No Enlargement of Rights. Neither the Plan, nor the granting of Shares, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Employee for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company to discharge any Employee thereof at any time for any reason or no reason.

     No Employee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Option Agreement, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

     (c) Notice. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Corporate Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to an Optionee whom an Option is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Option Agreement, or at such other address as such Optionee or his or her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and actually received by the Company. It shall be the obligation of each Optionee holding Shares purchased upon exercise of an Option to provide to the Corporate Secretary of the Company, by letter mailed as provided herein above, written notice of his or her direct mailing address.

     (d) Applicable Law. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.


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

     (e) Information to Optionees. The Company shall provide without charge to each Optionee upon request copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

     (f) Availability of Plan. A copy of the Plan shall be delivered to the Corporate Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

     (g) Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

14.  Effective Date and Term of Plan.

     The Plan shall become effective on May 6, 1997, and shall continue in effect for a term of ten years unless sooner terminated pursuant to Section 11 of the Plan.

                       CERTIFICATE OF ASSISTANT SECRETARY

     The undersigned Assistant Secretary of GTSI Corp. (the "Company") hereby certifies that the foregoing is a true and correct copy of the Company's 1997 Non-Officer Stock Option Plan, as adopted by the Company's Board of Directors on May 6, 1997, and as amended through April 12, 2002.

     IN WITNESS WHEREOF, the undersigned has executed this document as of the 18th day of April, 2002.

                                                     /s/  CHARLES DELEON
                                             -----------------------------------


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

                                             Charles DeLeon, Assistant Secretary


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